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                                                                      EXHIBIT 99


600 Powers Building, 16 West Main Street,                           585-454-1250
Rochester, New York  14614-1601


FOR IMMEDIATE RELEASE                             CONTACT:  Mark W. Leunig
                                                  Director of Investor Relations
                                                  (585) 454-1250



   GENESEE CORPORATION ANNOUNCES NET ASSETS IN LIQUIDATION AT FISCAL YEAR END
                      AND SALE OF CLINTON SQUARE INTERESTS


         ROCHESTER, NEW YORK, July 1, 2002 -- Genesee Corporation (NASDAQ/NMS:
GENBB) today issued its statement of net assets in liquidation and statement of changes in net assets in liquidation as of and for the fiscal year ended April 27, 2002.

         The Corporation is currently operating under a plan of liquidation and dissolution that was approved by shareholders in October 2000. Under this plan, the Corporation sold its brewing and equipment leasing businesses in December 2000 and its Foods Division in October 2001. In accordance with generally accepted accounting principles, the sale of the Foods Division caused the Corporation to adopt the liquidation basis of accounting. Under the liquidation basis of accounting, the Corporation does not report results from continuing or discontinued operations. Instead, the Corporation reports only net assets in liquidation and changes in net assets in liquidation, which are based on management's estimates.

         The Corporation reported net assets in liquidation at April 27, 2002 of $29.6 million, or $17.69 in net assets per share, compared to net assets in liquidation at January 26, 2002 of $37.5 million, or $22.43 in net assets per share. The decrease in net assets in liquidation reflects the $5.00 per share liquidating distribution which was paid on May 17, 2002, and adjustments to the assets and liabilities of the Corporation based on management's current estimates of the net realizable value of the Corporation's assets and the



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settlement costs of the Corporation's liabilities. The actual values and costs are expected to differ from the amounts reported and could be greater or lesser than the amounts reported.

         The Corporation also announced that it has sold all of its interests in Clinton Square, a Class A office building in Rochester, New York, for $2.4 million. The Corporation provided a portion of the construction financing for Clinton Square when it was built in 1988. A portion of the Corporation's construction loan was subsequently converted to equity and the balance of the loan was converted to long-term subordinated debt. At the time of the divestiture of its interests in Clinton Square, the Corporation held a junior subordinated note with a principal balance of $2.7 million and a maturity date of September 2007 and a ten percent equity interest. In addition, the Corporation was a guarantor of half of a $5.5 million senior subordinated loan on Clinton Square. Under the terms of the divestiture, the Corporation sold its ten percent equity interest and its junior subordinated note to entities affiliated with one of the current owners of Clinton Square for $2.4 million in cash. In addition, the buyers agreed to indemnify the Corporation for any liability arising from its guaranty of the senior subordinated loan.

         "The complete divestiture of the Corporation's interests in Clinton Square for $2.4 million is an important and positive step in the liquidation of the Corporation," said Mark W. Leunig, Senior Vice President and Chief Administrative Officer of the Corporation. "We were able to monetize the Corporation's most illiquid asset without sacrificing value to shareholders, and we eliminated a significant contingent liability by obtaining indemnification from any potential claim on the loan guaranty," said Mr. Leunig. "The divestiture of Clinton Square is also a big win for the building and downtown Rochester because it keeps ownership of Clinton Square in the hands of its original developers, who are committed to maintaining Clinton Square's prominent place on the Rochester skyline," said Mr. Leunig.

NOTE: The Corporation paid partial liquidating distributions of $7.50 per share on March 1, 2001, $13.00 per share on November 1, 2001 and $5.00 per share on May 17, 2002 under the plan of liquidation and dissolution adopted by the Corporation's shareholders in October 2000. The amount and timing of subsequent liquidating distributions are subject to a number of factors, including without limitation, the risks and uncertainties identified in the information below about forward-looking statements.

FORWARD-LOOKING STATEMENTS

       Statements made in this news release about the net assets of the Corporation in liquidation are forward-looking statements within the meaning of the federal securities laws. These forward-looking statements are subject to a number of significant risks and uncertainties, and there can be no assurance that the expectations reflected in those statements will be realized or achieved. Such risks and uncertainties include, without limitation, the amount and timing of payments to the Corporation by the



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purchaser of the Corporation's brewing business under promissory notes held by the Corporation; the risk of default by the purchaser of the Corporation's brewing business on its payment and other obligations under such notes; the possible extension of payment under the terms of promissory notes related to the sale of the Corporation's brewing business; the amount that will ultimately be realized from, and the timing of, the sale of the remaining assets of the Corporation; the possibility of delay in finding buyers for and completing the sale of the remaining assets of the Corporation; possible contingent liabilities and post-closing indemnification and other obligations arising from the sale of the Corporation's brewing, foods and equipment leasing businesses and other assets; and risks associated with the liquidation and dissolution of the Corporation, including without limitation, settlement of the Corporation's liabilities and obligations, costs incurred in connection with carrying out the plan of liquidation and dissolution, the amount of income earned during the liquidation period on the Corporation's bond portfolio and investments in money market funds, risks that the market value of the Corporation's bond portfolio could decline, risks associated with investment in bonds and money market funds in the current low interest rate environment, and the actual timing of the winding up and dissolution of the Corporation. Rules governing liquidation accounting require the Corporation to estimate the net value of assets in liquidation. The estimates of net assets in liquidation are based on present facts and circumstances and the value of assets actually realized in liquidation is expected to differ from the amounts estimated and could be greater or lesser than the amounts estimated. Accordingly, it is not possible to predict the aggregate amount that will ultimately be distributable to shareholders and no assurance can be given that the amount to be received in liquidation will equal or exceed the estimate of net assets in liquidation per share set forth in the accompanying Statement of Net Assets in Liquidation.



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                               GENESEE CORPORATION
                                AND SUBSIDIARIES

           Statement Of Net Assets In Liquidation (Liquidation Basis)
                                 April 27, 2002
                  (Dollars in thousands, except per share data)


ASSETS

     Cash and cash equivalents                                        $   16,747
     Marketable securities available for sale                              6,667
     Notes receivable                                                     10,081
     Investment in and notes receivable from unconsolidated real
     estate partnerships                                                   6,351
     Investment in direct financing and leveraged leases                     209
     Estimated income tax receivable                                         994
     Other assets                                                            811
                                                                      ----------
                Total assets                                          $   41,860
                                                                      ==========

LIABILITIES AND NET ASSETS

     Accrued compensation                                             $    1,245
     Accrued expenses and other liabilities                                1,021
     Liquid distribution payable                                           8,370
     Accrued self-insured workers compensation                             1,602
                                                                      ----------
                Total liabilities                                         12,238
                                                                      ----------

  Net assets in liquidation                                           $   29,622
                                                                      ==========


  Number of common shares outstanding                                  1,674,086

  Net assets in liquidation per outstanding share                     $    17.69
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                               GENESEE CORPORATION
                                AND SUBSIDIARIES

      Statement Of Changes In Net Assets In Liquidation (Liquidation Basis)
                    For the Thirty Weeks Ended April 27, 2002
                             (Dollars in thousands)



Net assets in liquidation at September 29, 2001                     $ 59,086

Liquidating distribution paid to shareholders                        (21,763)

Liquidating distribution payable to shareholders                      (8,370)

Changes in estimated liquidation values of assets and liabilities        669
                                                                    --------

Net assets in liquidation at April 27, 2002                         $ 29,622
                                                                    ========





Copies of Genesee Corporation news releases are available on the Internet at http://www.prnewswire.com/comp/352775.html.





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